CONSULTANT SERVICE AGREEMENT


THIS CONSULTANT SERVICE AGREEMENT, (hereinafter referred to as "Agreement") is made, entered into and effective as of November, 21, 2001, hereinafter referred to as the "Effective Date" between European American Resources, Inc., a Delaware Corporation, whose address is 91 S Main Street, PO Box 1066 Eureka, NV 89316 and all affiliates and subsidiaries (hereinafter referred to as "EPAR") and Thomas
K. Mancuso of Mancuso Resource Development Services, an individual whose address is 2224 Eldger Drive, Plano, Texas 75025 (hereinafter referred to as "MRDS").

                                  WITNESSETH:

WHEREAS, MRDS has considerable expertise in geology and related exploration, development and production of mineral resources, and

WHEREAS, EPAR wants to have available the consulting services of MRDS with respect to various matters related to the exploration, development and mining of Precious Metals.

RECITALS:

     A. EPAR is interested in having MRDS conduct various Precious Metal exploration, development and mining activities, including, but not limited to conducting research, evaluation and development of Precious Metal properties in North America.

     B. MRDS is qualified to assist EPAR in identifying, evaluating and developing such Precious Metal properties and EPAR is willing to engage MRDS to provide such services.

NOW, THEREFORE, in consideration of the mutual covenants, conditions and agreements herein contained, the parties hereto agree as follows:

1.   Service Term of this Agreement

     This Agreement shall begin on the Effective Date as signed herein above and continue in effect until December 31, 222, and for the purposes of this Agreement, "Service Term" shall mean from the Effective date to December 31, 2002. This Agreement may be extended by mutual agreement of EPAR and MRDS. Either EPAR or MRDS may terminate this Agreement as of the end of my calendar month by giving written notice to authorized representative fifteen (15) days prior to the end of said calendar month.

2.   Scope of Services by MRDS

     MRDS shall render EPAR such Precious Metal exploration and development activities and consulting services in general areas designated by EPAR or MRDS. Such services shall be limited and exclusive to the Precious Metal property entitled "Prospect Mountain" located in TJ9N, R.535 and TJ8N., R.53E, Eureka County Nevada. Other mineral properties may be appended to this Agreement by mutual consent of EPAR and MRDS.

3.   Terms and Payments

     (a) EPAR agrees to the following terms and payments to MRDS:

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

* A consulting fee of $450.00 per day. Payment shall include $350 per day in cash and $100 per day in EPAR restricted stock. The EPAR stock issuance price shall include the average price for the month in which consulting services are performed.
* An advance payment of $1,000 cash shall be submitted to MRDS immediately upon acceptance of this agreement to provide for initial business expenses.
* Direct reimbursement for all customary out-of-pocket business expenses including travel expenses, food, meals, lodging, rental vehicles, office and field supplies, copies, fax/telephone/postage, maps, publications and the like.
*    Direct reimbursement of mileage @ $.32 per mile for use of MRDS's vehicle.


     (b) MRDS shall submit invoices to EPAR's Representative, on or about the first day of each month. EPAR shall pay such invoices within fifteen days of receipt of the invoice. In the event EPAR fails to pay within fifteen days of receipt of the invoices, MRDS shall have the right to charge EPAR interest on the unpaid portion of the invoices at 1.5% per month.

4.   Project Date; Area of Interest; Conflict of Interest; Confidentiality

     (a) All original data, reports or other information and materials developed by MRDS under this Agreement shall be delivered to EPAR upon termination of this Agreement and MRDS makes no warranty, representation or claim to the accuracy or completeness of any or all data submitted to EPAR under this Agreement.

     (b) It is understood and agreed that prior to the effective date of this Agreement, MRDS has an interest in certain prospects, areas of interest and other mineral properties that include, but not limited to ownership, control, claims, leases, real property, joint ventured, unpatented and patented mining claims and/or other lands under its control, which shall not be subject to this Agreement.

6.   Standards of Performance

     MRDS will deliver the services under this Agreement in a thorough, efficient and professional manner, promptly and with due diligence and care, and in accordance with the standard practices in MRDS's profession.

7.  Independent Contractor

     (a) MRDS represents that MRDS is fully experienced, equipped and organized to perform the work and services under this Agreement. MRDS shall act as a self-employed independent contractor and not as an employee, servant or agent or EPAR in performing the services under this Agreement, maintaining complete control over MRDS employees and all of MRDS suppliers and subcontractors. Nothing contained in this Agreement or any subcontract shall cease any contractual relationship between any such suppliers or subcontractors and/or EPAR. MRDS shall perform the work hereunder in accordance with MRDS own methods subject to compliance with this Agreement.

     (b) All of MRDS activities will be at MRDS own risk. MRDS will not be entitled to Worker's Compensation, other insurance protection or similar benefits provided by EPAR.

8.      Indemnity

     Each party acting in its capacity will defend, indemnify, and hold harmless the licensing party and


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


its directors, officers, employees, and agents from any and all claims, losses, damages, liens, liabilities, costs and expenses (including but limited to reasonable attorney's fees) arising out of or in connection with any breach of or dafault under this Agreement by such party acting in its capacity as an independent contractor, and unauthorized representative, or warranties made by such party, or any misconduct, malfeasance, tort or crime committed by such party acting in its capacity as in independent contractor. The foregoing shall not apply the extent that an element of such misconduct, malfeasance, tort, or crime is alleged or found to exist because of an error or deficiency in any information as provided by the party to be indemnified.

11.  Insurance

     During the Service Term of this Agreement, MRDS shall maintain in full force and effect automobile insurance for all vehicles used by MRDS.

13.  General Conditions


     (a) It is mutually understood and agreed that this Agreement shall be governed by the laws of the State of Nevada, both as to interpretation and performance, and that any action at law, suit in equity or judicial proceeding for the enforcement of this Agreement or any provision othere of shall be instituted only in the courts of the State of Nevada and maintained only in any court of competent jurisdiction in Eureka County, State of Nevada.

     (b) In the event any legal or other action is necessary to enforce the terms of this Agreement, the prevailing party shall be entitled to recover all costs incurred, including court costs and a reasonable sum for attorney's fees at trial and on appeal.

     (c) Any supplement or amendment to this Agreement to be effective shall be in writing and signed by MRDS and EPAR.


     (d) This Agreement inures to the benefit of any and all parents, assignees, representatives, affiliates or subsidiaries of EPAR and MRDS.

IN WITNESS WHEREOF, this MRDS Consultant Service Agreement has been executed, accepted and agreed to on the 21 day of November 2000.



                                European American Resources, Inc.

                                By /s/
                                  -------------------------------

                                Title  President/CEO Director
                                      ---------------------------
                                Fed.Id.No.  87-0443214
                                           ----------------------


                                Mancuso Resources Development Services

                                By: /s/ Thomas K. Mancuso
                                  -------------------------------

                                Title:  Geologist and Mining Consultant
                                      ---------------------------------

                            MAJORITY WRITTEN CONSENT
                          OF THE BOARD OF DIRECTORS OF
                        EUROPEAN AMERICAN RESOURCES, INC.

         The undersigned, being all of the directors of European American Resources, Inc. (the "Corporation"), a Delaware Corporation, do hereby consent to the adoption of the following resolutions by written consent:

         RESOLVED, that the Company hereby agrees to immediately issue 180,000 free-trading shares as part of an S8 registration to Mr. Thomas K. Mancuso, current and past consultant since November of 2001, as compensation for his services.



Dated: August 14, 2002
                                         /s/
                                         ----------------------------
                                         Evan Kechayans, CEO/Director


                                         /s/
                                         ----------------------------
                                         Richard Cokl
                                         Director

                                         /s/
                                         ----------------------------
                                         Stefan Wasser
                                         Director